Exhibit 21.1
The following is a list of subsidiaries of the Company as of December 31, 2016, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Entity	State/Country of Formation
Bizrate Insights Inc.	Delaware
Entertainment Weekly Inc.	Delaware
Essence Communications Inc.	Delaware
Essence Festivals Productions LLC	Louisiana
Gift Services, Inc.	Delaware
Health Media Ventures Inc	Delaware
Hello Giggles, Inc.	Delaware
International Publishing Corporation Limited	United Kingdom
INVNT, LLC	Delaware
IPC Magazines (UK) Limited	United Kingdom
IPC Magazines Holdings Limited	United Kingdom
League Sports Services LLC	New York
LeagueAthletics.com LLC	Delaware
LH Media Limited	United Kingdom
MNI Targeted Media Inc.	Delaware
Myspace LLC	Delaware
Newsub Magazine Services LLC	Delaware
NSSI Holdings Inc.	Delaware
SI Play LLC	Delaware
SI Productions Inc.	Delaware
Southern Progress Corporation	Delaware
Sunset Publishing Corporation	Delaware
SynapseConnect, Inc	Delaware
Synapse Group, Inc.	Delaware
Synapse Services, Inc.	Delaware
Synapse Ventures Inc.	Delaware
TI Books Holdings LLC	Delaware
TI Business Ventures Inc.	Delaware
TI Circulation Holdings LLC	Delaware
TI Corporate Holdings LLC	Delaware
TI Distribution Holdings LLC	Delaware
TI Experiential Inc.	Delaware
TI Golf Holdings Inc.	Delaware
TI International Holdings Inc.	Delaware
TI Live Events Inc.	Delaware
TI Magazine Holdings LLC	Delaware
TI Marketing Services Inc.	Delaware
TI Media Solutions Inc.	Delaware
TI Mexico Holdings Inc.	Delaware
TI Paperco Inc.	Delaware
TI Sales Holdings LLC	Delaware
Time Analytic & Shared Services Private Limited	India
Time Asia (Hong Kong) Limited	Hong Kong
Time Atlantic Europe Holdings Limited	United Kingdom

Time Consumer Marketing, Inc.	Delaware
Time Customer Service, Inc.	Delaware
Time Direct Ventures LLC	Delaware
Time Distribution Services Inc.	Delaware
Time European Holdings Limited	United Kingdom
Time Inc. Affluent Media Group	New York
Time Inc. Books	Delaware
Time Inc. Lifestyle Group	Delaware
Time Inc. Play	Delaware
Time Inc. Productions	Delaware
Time Inc. Retail	New York
Time Inc. (UK) Ltd	United Kingdom
Time Inc. (UK) Property Investments Limited	United Kingdom
Time Inc. Ventures	Delaware
Time Publishing Ventures Inc.	Delaware
Time UK Publishing Holdings Limited	United Kingdom
Vertical Media Solutions Inc.	Delaware
Viant Technology Holding Inc.	Delaware
Viant Technology LLC	Delaware
Viant US LLC	Delaware